Exhibit 99.1

For Immediate Release

Aspen Aerogels, Inc. Reports Second Quarter 2024 Financial Results and Recent Business Highlights

Record quarterly revenues of $117.8 million, up 25% QoQ and 145% YoY

Delivered $16.8 million of quarterly net income and $28.9 million of quarterly Adjusted EBITDA

Increased 2024 revenue and profitability outlook for the second consecutive quarter

NORTHBOROUGH, Mass., August 7, 2024 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today announced financial results for the second quarter of 2024, and discussed recent business developments.

Total revenue for the second quarter of 2024 was $117.8 million, compared to $48.2 million in the second quarter of 2023. Net income was $16.8 million, compared to a net loss of $15.4 million in the second quarter of 2023. Net income per share (diluted) was $0.21, compared to a net loss per share (diluted) of $0.22 in the second quarter of 2023.

Adjusted EBITDA for the second quarter of 2024 was $28.9 million, compared to $(10.8) million in the second quarter of 2023. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Recent Business Highlights & Quarterly Performance

•	Company revenue of $117.8 million, up 25% quarter-over-quarter (QoQ) and 145% year-over-year (YoY)
-	Thermal Barriers: $80.8 million of revenue, up 24% QoQ and 540% YoY
-	Energy Industrial: $36.9 million of supply constrained revenue, up 27% QoQ and 4% YoY
•	Energy Industrial segment remains on path to deliver over $150 million of revenue in 2024; shipped $28.3 million of revenue from our external manufacturing facility in Q2, an increase of 94% QoQ. Carbon capture projects are beginning to present additional market opportunities.
•	Delivered gross margins of 44%, a 7-percentage point improvement QoQ and 26-percentage point improvement YoY
•	Net income of $16.8 million, an $18.7 million improvement QoQ and $32.2 million improvement YoY
•	Adjusted EBITDA of $28.9 million (25% margin), a $16.0 million or 124% improvement QoQ and $39.8 million improvement YoY
•	Operating income of $20.0 million, a $17.6 million improvement or 720% QoQ and $37.0 million improvement YoY
•	Cash generated from operations of $6.8 million in the quarter
•	Ended second quarter of 2024 with cash and equivalents of $91.4 million

“This quarter’s results demonstrate the significant operating leverage of our business model as we continue to utilize a higher percentage of our current capacity and effectively execute our strategy,” commented Don Young, Aspen’s President and CEO. "We saw strong revenue and profitability growth across both of our business segments. Our Thermal Barrier segment revenues continue to accelerate as our customers ramp production to capture demand. The supply for our Energy Industrial business is increasing, as we nearly doubled our revenues from our external manufacturing facility. We remain confident in our ability to capture the significant excess demand in this segment.”

Updated 2024 Financial Outlook

Aspen updated its 2024 full year outlook as follows:

($ in millions, except per share amounts)
Metric	Prior 2024 Outlook	Current 2024 Outlook	Δ Prior
Revenue YoY Growth	>380 59%	>390 63%	10
Net Income	>2	>7	5
Adjusted EBITDA	>55	>60	5
Earnings Per Share (Diluted)	>0.03	>0.09	0.06

The Company's 2024 outlook assumes depreciation and amortization of $30 million, stock-based compensation expense of $14 million, other (income) expense and income tax expense of $9 million, and diluted weighted average shares outstanding of 79.3 million for the full year.

Ricardo C. Rodriguez, Chief Financial Officer and Treasurer noted, “We remain ready to capture additional revenues as our automotive OEM customers win their  fair share of the market and as we increase our Energy Industrial product supply. Providing additional context to our updated outlook, we continue planning objectively around the production track record of our OEM customers, the tightening global emissions regulatory environment, and an EV market that favors recently launched models, many of which are equipped with PyroThin®. We believe that delivering results as demand presents itself, versus attempting to calculate outsized upside expectations, makes the most sense.”

A reconciliation of net income to Adjusted EBITDA for the 2024 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2024, including those related to the planned capacity expansion, supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See “Special Note Regarding Forward-Looking and Cautionary Statements” below.

ATVM Department of Energy Loan Status Update

Late last year, we announced that the U.S. Department of Energy Loan Programs Office invited Aspen into the formal due diligence and term sheet negotiation stage of the process. The Company continues to progress with the Department of Energy during this process. In June 2024, after a public notice period, the Department of Energy released a Final Environmental Assessment and issued a “Finding of No Significant Impact.” While the DOE's determination is not an assurance that the DOE will issue a loan, the Company remains deeply engaged with the Loan Programs Office and its advisors and continues to believe that Aspen is a strong candidate to partner with the DOE Loan Programs Office in this program.

Last Twelve-Month Financial Comparison

A comparison of key financial metrics for the trailing twelve-month periods ended June 30, 2023 and 2024:

($ in millions)
Metric	LTM Q2 2023	LTM Q2 2024	Delta	% Improvement
Revenue	190	357	167	88%
Gross Profit % Margin	21 11%	130 36%	109	506%
Net Income (Loss) % Margin	(71) (38%)	1 0%	72	102%
Adjusted EBITDA % Margin	(52) (28%)	44 12%	96	183%
Operating Income % Margin	(74) (39%)	9 3%	83	112%
Total CAPEX	241	111	(130)	54%

Conference Call and Webcast Notification

A conference call with Aspen management to discuss second quarter 2024 results and recent business developments will be held on Thursday, August 8, 2024 at 8:30 a.m. ET. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call +1 (833) 470-1428 (domestic) or +1 (929) 526-1599 (international) and reference conference ID "517793" to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen's website, www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides an additional financial metric that is not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measure does not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that this non-GAAP financial measure reflects Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that this non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. This non-GAAP measure may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measure does not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility, and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. Aspen Battery Materials, the Company's carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2024 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2024 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s beliefs and expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net income (loss), Adjusted EBITDA and related increases, decreases, trends or timing, including with respect to Aspen’s beliefs and expectations about the EV market and how it may enable a path to profitability; Aspen’s target revenue capacity and gross margins; Aspen’s efforts to manage the construction of the planned second manufacturing plant in Georgia to align with our expectations of demand from EV customers, and the use of our external manufacturing facility to meet demand from Energy Industrial customers; current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s electric vehicle opportunities, including the EV thermal barrier business; the performance and market acceptance of Aspens’ products; and Aspen’s pending application with the DOE seeking a loan pursuant to the DOE LPO's ATVM. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute Aspen’s growth plan, inability to continue construction of Plant II and to do so at a cost consistent with Aspen’s estimates and aligned with Aspen’s expectations of demand from our EV customers; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen’s inability to create customer or market opportunities for its products; any disruption or inability to achieve expected capacity levels in any of its manufacturing or assembly facilities; any failure to enforce any of Aspen’s patents; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the Securities and Exchange Commission (“SEC”) on March 7, 2024, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations & Media Contacts:

Neal Baranosky

Phone: (508) 691-1111 x 8

nbaranosky@aerogel.com

Georg Venturatos / Ralf Esper

Gateway Group

ASPN@gateway-grp.com

Phone: (949) 574-3860

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30,	December 31,
	2024	2023
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$91,381	$139,723
Restricted cash	394	248
Accounts receivable, net	116,928	69,995
Inventories	53,030	39,189
Prepaid expenses and other current assets	26,804	17,176
Total current assets	288,537	266,331
Property, plant and equipment, net	437,973	417,227
Operating lease right-of-use assets	18,671	17,212
Other long-term assets	3,448	2,278
Total assets	$748,629	$703,048
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57,246	$51,094
Accrued expenses	19,684	22,811
Deferred revenue	3,095	2,316
Finance obligation for sale and leaseback transactions	1,254	—
Operating lease liabilities	2,151	1,874
Total current liabilities	83,430	78,095
Convertible note - related party	121,074	114,992
Finance obligation for sale and leaseback transactions long-term	3,224	—
Operating lease liabilities long-term	23,074	21,906
Total liabilities	230,802	214,993
Stockholders’ equity:
Total stockholders’ equity	517,827	488,055
Total liabilities and stockholders’ equity	$748,629	$703,048

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands, except share and per share data)
Revenue	$117,770	$48,158	$212,271	$93,744
Cost of revenue	66,192	39,751	125,550	80,251
Gross profit	51,578	8,407	86,721	13,493
Operating expenses:
Research and development	4,565	3,964	9,054	8,063
Sales and marketing	9,521	8,127	17,824	15,840
General and administrative	17,506	13,360	34,719	25,542
Impairment of equipment under development	—	—	2,702	—
Total operating expenses	31,592	25,451	64,299	49,445
Income (loss) from operations	19,986	(17,044)	22,422	(35,952)
Other income (expense)
Interest expense, convertible note - related party	(3,043)	(211)	(6,081)	(486)
Interest income (expense)	741	1,832	264	4,219
Total other income (expense)	(2,302)	1,621	(5,817)	3,733
Income (loss) before income tax expense	17,684	(15,423)	16,605	(32,219)
Income tax expense	(866)	—	(1,622)	—
Net income (loss)	$16,818	$(15,423)	$14,983	$(32,219)
Net income (loss) per share:
Basic	$0.22	$(0.22)	$0.20	$(0.47)
Diluted	$0.21	$(0.22)	$0.19	$(0.47)
Weighted-average common shares outstanding:
Basic	76,336,811	69,249,281	76,049,852	69,206,249
Diluted	78,981,383	69,249,281	78,749,199	69,206,249

Analysis of Cash Flow

The following table summarizes our cash flows for the periods indicated.

	Three Months Ended
	March 31, 2024	June 30, 2024
	(In thousands)
Net cash provided by (used in):
Operating activities	$(17,749)	$6,843
Investing activities	(25,863)	(24,827)
Financing activities	5,259	8,141
Net (decrease) increase in cash	(38,353)	(9,843)
Cash, cash equivalents and restricted cash at beginning of period	139,971	101,618
Cash, cash equivalents and restricted cash at end of period	$101,618	$91,775

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net income (loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and six months ended June 30, 2024 and 2023:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands)
Net income (loss)	$16,818	$(15,423)	$14,983	$(32,219)
Depreciation and amortization	5,986	3,503	11,772	6,207
Stock-based compensation	2,971	2,710	7,677	4,977
Other expense (income)	2,302	(1,621)	5,817	(3,733)
Income tax expense	866	-	1,622	-
Adjusted EBITDA	$28,943	$(10,831)	$41,871	$(24,768)

For the trailing twelve months ended June 30, 2024 and 2023:

	Last Twelve Months
	June 30,
	2024	2023
	(In thousands)
Net income (loss)	$1,391	$(71,423)
Depreciation and amortization	20,883	11,268
Stock-based compensation	13,654	10,239
Other expense (income)	6,158	(2,504)
Income tax expense	1,622	-
Adjusted EBITDA	$43,708	$(52,420)

For the 2024 full year financial outlook:

	Year Ending
	December 31, 2024
	Current	Prior
	(In thousands)
Net income	$7,000	$2,000
Depreciation and amortization	30,000	30,000
Stock-based compensation	14,000	14,000
Other expense, net and income tax expense	9,000	9,000
Adjusted EBITDA	$60,000	$55,000